EXHIBIT 5.1


                   Kramer, Coleman, Wactlar & Lieberman, P.C.
                             100 Jericho Quandrangle
                                    Suite 225
                             Jericho, New York 11753


                                           May 3, 2006



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:  Griffon Corporation
             Registration Statement on Form S-8

Gentlemen:

          Reference  is  made  to  the  filing  by  Griffon   Corporation   (the
"Registrant") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 1,700,000 shares of the Registrant's Common Stock to be issued in connection with the Registrant's 2006 Equity Incentive Plan (the "2006 Plan").

          As counsel for the Registrant, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate and such other documents as we have deemed necessary or relevant under the circumstances.

          There have been reserved for issuance by the Board of Directors of the Corporation 1,700,000 shares of its Common Stock under the 2006 Plan. Based on our examination, we are of the opinion that the shares of the Corporation's Common Stock, when issued pursuant to the 2006 Plan, will be validly authorized, legally issued, fully paid and non-assessable.

          We hereby consent to be named in the Registration Statement, which constitutes a part thereof as counsel to the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,

                                           /s/Kramer, Coleman, Wactlar &
                                                Lieberman, P.C.
                                           KRAMER, COLEMAN, WACTLAR &
                                                LIEBERMAN, P. C.